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                                                                   Exhibit 10(e)


                               PURINA MILLS, INC.
                         FORM OF EQUITY INCENTIVE PLAN


         1. PURPOSE. The purpose of the Purina Mills, Inc. Equity Incentive Plan is to attract and retain key employees for Purina Mills, Inc., a Delaware corporation and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

         2. DEFINITIONS. As used in this Plan,

                  (a) "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 11 of this Plan, such committee (or subcommittee).

                  (b) "Change of Control" shall mean if at any time any of the following events shall have occurred: the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50.1% or more of either (i) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, a Subsidiary or Greenwich Street Capital Partners, its affiliates or their respective managed funds, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary.

                  (c) "Common Stock" means the common stock, par value $0.01 per share, of the Company or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in
Section 6 of this Plan.

                  (d) "Company" means Purina Mills, Inc., a Delaware corporation.

                  (e) "Date of Grant" means the date specified by the Board on which a grant of Option Rights shall become effective, which date shall not be earlier than (i) the date on which the Board takes action with respect thereto or (ii) the Effective Date.

                  (f) "Director" means a member of the Board.

                  (g) "Effective Date" means the Effective Date defined in the Second Amended Joint Plan of Reorganization of Purina Mills, Inc., Its Parent Corporation and Its Debtor Subsidiaries Dated February 22, 2000, as amended.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

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                  (i) "Good Cause" means, when used in connection with the
termination of an Optionee's employment by the Company or a Subsidiary, a termination based upon (i) the Optionee's willful and continued failure to substantially perform his duties with the Company or the Subsidiary (other than as a result of incapacity due to physical or mental condition) that is not corrected within 30 days after a written demand for substantial performance is delivered to the Optionee by the Company or the Subsidiary, which specifically identifies the manner in which the Optionee has not substantially performed his duties; (ii) legally sufficient evidence of the Optionee's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or (iii) the Optionee's material breach of any provision of any employment agreement between the Optionee and the Company or any Subsidiary..

                  (j) "Market Value per Share" means, as of any particular date,
(i) the closing sale price per share of Common Stock as reported on the principal exchange on which the shares of Common Stock are then trading, if any, or, if applicable, the NASDAQ National Market System, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the shares of Common Stock as determined by the Board in good faith.

                  (k) "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 166-3 promulgated under the Exchange Act.

                  (l) "Optionee" means the individual named in an agreement evidencing an outstanding Option Right.

                  (m) "Option Agreement" means an agreement substantially in the form of Exhibit A attached hereto pursuant to which Option Rights shall be granted to the Optionee.

                  (n) "Option Price" means the purchase price payable on exercise of an Option Right.

                  (o) "Option Right" means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

                  (p) "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is a key employee of the Company or a Subsidiary.

                  (q) "Plan" means this Purina Mills, Inc. Equity Incentive
Plan.

                  (r) "Subsidiary" means a corporation, company or other entity
(i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

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         3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 3(b) and Section 6 of this Plan, the number of shares of Common Stock that may be issued or transferred upon the exercise of Option Rights shall not exceed in the aggregate 1,000,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

                  (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire or are forfeited. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

                  (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 6 of this Plan, no Participant shall be granted Option Rights for more than 250,000 shares of Common Stock during any period of one year.

         4. OPTION RIGHTS. As of the Effective Date or as soon as reasonably practicable thereafter, the Board shall grant Option Rights to Participants to purchase shares of Common Stock. Each such grant shall be subject to all of the requirements contained in the following provisions:

                  (a) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

                  (b) Each grant shall specify an Option Price per share as follows:

                  (i) 50% of the options granted to each Optionee shall have an Option Price of $18.50 per share;

                  (ii) 25% of the options granted to each Optionee shall have an Option Price of $23.12 per share; and

                  (iii) 25% of the options granted to each Optionee shall have an Option Price of $27.75 per share.

                  (c) The Option Price of each grant shall be payable in cash or by check acceptable to the Company (or by a combination thereof).

                  (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

                  (e) Option Rights granted under this Plan shall be options that are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

                  (f) Each Option Right (unless terminated as hereinafter provided) shall be exercisable only to the extent of one-third of the shares of Common Stock granted under such Option Right after the Optionee shall have been in the continuous employ of the Company or any

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Subsidiary for one full year from the Effective Date and to the extent of an additional one-third of such shares after each of the next two successive years thereafter during which the Optionee shall have been in the continuous employ of the Company or any Subsidiary. Each Option Right granted under the Plan shall become immediately exercisable in full in the event of (i) a Change of Control,
(ii) a recapitalization of the Company which results in the payment of dividends or other cash compensation to shareholders, (iii) the Optionee's retirement at or after age 65, (iv) the death of the Optionee if such death occurs while the Optionee is employed by the Company or any Subsidiary, or (v) the Optionee's permanent and total disability if the Optionee becomes permanently and totally disabled while an employee of the Company or any Subsidiary. To the extent exercisable, an Option Right may be exercised in whole or in part from time to time in accordance with Section 7 of the Plan.

                  (g) Option Rights granted under this Plan shall terminate automatically and without further notice on the earliest of the following dates:

                           (i) One (1) year after the Optionee's retirement at
                  or after age 65;

                           (ii) One (1) year after the Optionee's death if such
                  death occurs while the Optionee is employed by the Company or any Subsidiary;

                           (iii) One (1) year after the Optionee's permanent and
                  total disability, if the Optionee becomes permanently and totally disabled while an employee of the Company or any Subsidiary;

                           (iv) Thirty (30) calendar days after the Optionee
                  ceases to be an employee of the Company and the Subsidiaries for any reason other than as described in subsections g(i), g(ii) or g(iii) of this Section 4; or

                           (v)      December 31, 2006.

                  For the purposes of the Plan, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and the Subsidiaries or a leave of absence approved by the Board.

                  (h) All Option Rights under the Plan must be granted on or before December 31, 2006.

                  (i) In the event that an Optionee's employment is terminated for Good Cause, any Option Right granted to such Optionee shall terminate at the time of such termination notwithstanding any other provision of this Plan and any such Option Right will cease to be exercisable to the extent exercisable as of such termination and will not become exercisable after such termination.

                  (j) Each grant of Option Rights shall be evidenced by an Option Agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing

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such terms and provisions, consistent with preceding subsections of this Section
4 of the Plan, as the Board may approve.

         5. TRANSFERABILITY. No Option Right shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

         6. ADJUSTMENTS. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights granted hereunder, in the Option Price and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, dividend or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced; provided that such consideration shall be of equivalent monetary value to the Optionees. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 6.

         7. NOTICE OF EXERCISE; PAYMENT. To the extent then exercisable, an Option Right may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option Right is being exercised. Payment equal to the aggregate Option Price of the shares of Common Stock for which the Option Right is being exercised, in a form described in Section 4(c), shall be tendered to the Company in full with the notice of exercise. As a condition precedent to the exercise of an Option Right, the shares of Common Stock acquired by the Optionee shall not be transferable, other than by reason of death, for a period of six (6) months following the date of exercise; provided, however, that such restriction shall not apply in the event of a Change of Control or a recapitalization of the Company which results in the payment of dividends or other cash compensation to shareholders. The certificate(s) representing such shares of Common Stock shall be held in custody by the Company, until the restrictions described in the preceding sentence have lapsed. As a further condition precedent to the exercise of the Option Right, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of shares of Common Stock and in connection therewith shall execute any documents that the Board shall in its sole discretion deem necessary or advisable. The date of the Optionee's written notice shall be the exercise date.

         8. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

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         9. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit (but only to the extent of the minimum withholding required by law).

         10. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than [TWO NON- EMPLOYEE] Directors appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.

                  (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No Director shall be liable for any such action or determination made in good faith.

         11. AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the shares of Common Stock are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

                  (b) The Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 11(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 6 of this Plan.

                  (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

         12. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any

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other provision of this Plan, no Option Right shall not be exercisable if the exercise thereof would result in a violation of any such law.

         13. GOVERNING LAW. The interpretation, performance, and enforcement of this Plan and any Option Right granted hereunder shall be governed by the laws of the State of Missouri, without giving effect to the principles of conflict of laws thereof.

         14. TERMINATION. No grant of Option Rights shall be made under this Plan after December 31, 2006, and all grants made on or prior to such date which are not exercised prior to that date shall automatically terminate on December 31, 2006.

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